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                                                                   EXHIBIT 10.33


                        AMENDMENT TO EMPLOYMENT AGREEMENT



         The EMPLOYMENT AGREEMENT dated November 15, 2001, between PALL CORPORATION, a New York Corporation (the "Company") and the undersigned, DONALD STEVENS ("Executive"), as the same may have heretofore been amended, is hereby amended, effective as of the date set forth below, by adding a new section reading and providing as follows:

                  ss.15. Delay in Payment. Notwithstanding any provision in this Agreement to the contrary, any payment otherwise required to be made hereunder to Executive at any date shall be delayed for such period of time as may be necessary to meet the requirements of section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986 as amended (the "Code"). On the earliest date on which any payments so delayed can be made without violating the requirements of section 409A(a)(2)(B)(i) of the Code (the "Delayed Payment Date"), there shall be paid to Executive (or if Executive has died, to "Executive's Successor" as the quoted term is defined below), in a single cash lump sum, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, plus interest thereon at the Delayed Payment Interest Rate (as defined below) computed from the date on which each such delayed payment otherwise would have been made to Executive until the Delayed Payment Date. For purposes of the foregoing: (i) "Executive's Successor" shall mean such payee or payees as Executive shall at any time designate by written notice to the Company or in his last will and testament or, if no such designation is made, then to the legal representatives of Executive's estate, and (ii) the "Delayed Payment Interest Rate" shall mean the national average annual rate of interest payable on jumbo six-month bank certificates of deposit, as quoted in the business section of the most recently published Sunday edition of the New York Times preceding the date as of which Executive is treated as having incurred a "separation from service" for purposes of section 409A(a)(2)(B)(i).

         IN WITNESS WHEREOF the parties hereto have executed this Amendment as of and effective July 18, 2006.

                                        PALL CORPORATION


                                        By:  /s/ MARCUS WILSON
                                                 ---------------------------
                                                 Marcus Wilson
                                                 President


                                        EXECUTIVE

                                        /s/ DONALD STEVENS
                                            -------------------------------
                                            (Signature)